EXHIBIT 5

                       [Letterhead of The Otto Law Group]

                                  March 18, 2005

  Dtomi, Inc.
  950 South Pine Island Road, Suite A150
  Plantation, Florida 33324

            Re: Registration of Common Stock of Dtomi, Inc., a Nevada corporation ("Dtomi")

Ladies and Gentlemen:

            In connection with the registration on Form S-8 under the Securities Act of 1933, as amended, of an aggregate of 12,920,000 shares of common stock (the "Shares") to be issued pursuant to (i) that certain Employment Agreement dated September 22, 2003 by and between the Registrant and John R. Haddock, as amended (the "Haddock Agreement"), (ii) that certain Consulting Agreement dated December 10, 2004 by and between the Registrant and Andrew Bodenheimer (the "Bodenheimer Agreement"), (iii) that certain Engagement Agreement dated October 21, 2001 by and between the Registrant and The Otto Law Group, PLLC, as amended (the "OLG Agreement"); (iv) that certain Non-Employee Director Agreement dated December 10, 2004 by and between the Registrant and John Simpson (the "Simpson Agreement"); (v) and a letter agreement dated December 9, 2004, by and between Dtomi and Vintage Filings, LLC, as amended (the "Vintage Agreement"), we have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of this opinion and, based thereon, we advise you that, in our opinion, when the Shares have been issued and sold pursuant to the applicable provisions of the Haddock Agreement, the Bodenheimer Agreement, the OLG Agreement, the Simpson Agreement and the Vintage Agreement and in accordance the Form S-8, the Shares will be validly issued, fully paid and nonassessable shares of Dtomi's common stock.

            We hereby consent to the filing of this opinion as an exhibit to the above-described registration statement.

                                                     Very truly yours,

                                                     THE OTTO LAW GROUP, PLLC

                                                     /s/ The Otto Law Group


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